Exhibit 99.1

Thorne HealthTech Announces the Acquisition of Nutrativa

Acquisition of Nutrativa and its high-speed printing technology will enable Thorne HealthTech to add quick- dissolving supplement discs to its product offerings

Products are environmentally superior alternatives, helping to reduce plastic packaging, water usage, and shipping costs

NEW YORK, NEW YORK March 3, 2022 – Thorne HealthTech, Inc. (“Thorne HealthTech”) (NASDAQ: THRN), a leader in developing innovative solutions for a personalized approach to health and wellbeing, today announced it has acquired Nutrativa LLC, an innovative company leveraging two-dimensional (“2D”) high-speed printing technology to provide healthier, environmentally superior alternatives to traditional beverages and gummies via dissolvable supplement discs. Terms of the deal were not announced. The transaction closed on Monday, February 28, 2022; Nutrativa will now be integrated into Thorne HealthTech.

Thorne HealthTech will launch a dissolvable supplement disc product line, beginning with a children’s multi-vitamin supplement disc that will provide a high-quality and fuss-free solution for healthy growth and development for children ages four to 12. The quick-dissolving, portable, and versatile multi-vitamin disc combines the highest quality forms of vitamins, minerals, and other nutrients, and is free of sugar, gluten, dairy, soy, fillers, and gelatin. This innovative disc technology also provides a more absorbable form of delivery.

Through the acquisition, Thorne HealthTech will enhance its portfolio of product offerings with its ready-to-market, patent-protected, green technology that is cost-competitive and expected to contribute to sales during the second quarter. The product line is also expected to open new target markets for Thorne HealthTech. The discs will come in plastic-free packaging, emitting 75 percent less carbon dioxide and using 33 percent less water and 53 percent less other greenhouse gases than typical 8-ounce functional beverages packaged in plastic bottles.

“The acquisition of Nutrativa enables Thorne HealthTech to leverage an innovative printing technology, helping us address consumer needs in a green, sustainable fashion, while at the same time enabling us to expand our portfolio of products and services into new target markets,” said CEO of Thorne HealthTech, Paul Jacobson. “We are incredibly confident that these dissolvable supplement discs will provide an enjoyable and healthier experience for both current and prospective customers.”

Thorne HealthTech will also seek to expand the 2D technology to large companies interested in private labeling and co-branding. California-inspired beauty and wellness brand Caliray and a leading pet supplement brand will leverage the innovative technology.

About Thorne HealthTech

Thorne HealthTech is a leader in developing innovative solutions for a personalized approach to health and wellbeing. Thorne HealthTech is a science-driven wellness company that is utilizing testing and data to create improved product efficacy and deliver personalized solutions to consumers, health professionals, and corporations. Thorne HealthTech’s unique, vertically integrated brands, Thorne and Onegevity, provide insights and personalized data, products, and services that help individuals take a proactive and actionable approach to improve and maintain their health over a lifetime.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements include statements related to Thorne HealthTech’s ability to expand its portfolio of products and services into new target markets and successfully expand private labeling and co-branding agreements as a result of the Nutrativa LLC acquisition. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond the parties’ control, include risks described in the section entitled “Risk Factors” and elsewhere in Thorne HealthTech’s filings made with the Securities and Exchange Commission on Registration Statement on Form S-1 and on Form 10-Q, as filed. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Thorne HealthTech disclaims any obligation to update these forward-looking statements.

Media Contact

Thorne

Tamarah Strauss

Tstrauss@thorne.com

Investors

Thorne

Thomas Wilson

Thwilson@thorne.com

SOURCE: Thorne HealthTech, Inc.